UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934


                          Date of Report: June 21, 2004


                         GALYAN'S TRADING COMPANY, INC.
             (Exact name of registrant as specified in its charter)


                          Commission File No. 000-32911

                Indiana                                      35-1529720
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization                       Identification No.)


           One Galyans Parkway
           Plainfield, Indiana                                 46168
(Address of principal executive offices)                     (Zip Code)


                                 (317) 612-2000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.   Other Events and Required FD Disclosure

On June 21, 2004, Galyan's Trading Company, Inc., an Indiana corporation (the "Company"), issued a press release announcing that it agreed to be acquired by Dick's Sporting Goods, Inc., a Delaware corporation ("Parent"). The Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Purchaser and Diamondbacks Acquisition Inc., an Indiana corporation and a wholly owned subsidiary of Parent ("Purchaser"). Parent, Purchaser and certain of the Company's shareholders have also entered into a Shareholder Tender Agreement, dated as of June 21, 2004 (the "Tender Agreement").

The Merger Agreement and Tender Agreement are filed as exhibits to this report and incorporated herein by reference.

Additional Information

This information is not a recommendation or an offer to purchase shares of Galyans. Dick's Sporting Goods, Inc. has not commenced the tender offer for shares of Galyans. Upon commencement of the tender offer for shares of common stock of Galyans, which is expected to occur on or before June 29, 2004, Dick's will file with the Securities and Exchange Commission a tender offer statement on Schedule TO, and Galyans will file with the Commission a solicitation/recommendation statement on Schedule 14D-9. Galyans' stockholders are advised to read Dick's tender offer statement and Galyans' solicitation/recommendation statement when they are available because they will contain important information about Galyans and Dick's, the tender offer and the merger. Galyans' stockholders may obtain free copies of these statements, when available, from the Commission's website at www.sec.gov. These documents may also be obtained free of charge by calling investor relations at Galyans at 317-612-2461.


Item 7.   Exhibits

  Exhibit No.              Description of Exhibit
  -----------              -----------------------------------------------------
    2.1                    Agreement and Plan of Merger, dated as of June 21,
                           2004, by and among Galyan's Trading Company, Inc.,
                           Dick's Sporting Goods, Inc. and Diamondbacks
                           Acquisition Inc. The Company Disclosure Letter is not filed herewith. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

    2.2 Shareholder Tender Agreement, dated as of June 21, 2004, by and among FS Equity Partners IV, L.P, Limited Brands, Inc., G Trademark, Inc., Dick's Sporting Goods, Inc. and Diamondbacks Acquisition Inc.

    99.1                   Press release, dated June 21, 2004.


Item 9.           Regulation FD Disclosure

On June 21, 2004, the Company issued a press release announcing that the Company had entered into the Merger Agreement with Parent and Purchaser. The Company is furnishing the press release as Exhibit 99.1 to this report.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GALYAN'S TRADING COMPANY, INC.


Date:   June 21, 2004               By: /s/ C. DAVID ZOBA
                                       -----------------------------------------
                                       C. David Zoba
                                       Executive Vice President, General Counsel
                                       and Secretary


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